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                                                                    EXHIBIT 99.5

                        CONSENT OF PROSPECTIVE DIRECTOR

    I consent to the reference to me as a person who is about to become a director of the registrant, Kuhlman Corporation, in the registration statement to which this Consent is an exhibit.

                                          __________/S/ GARY G. DILLON__________
                                                      Gary G. Dillon

Asheville, North Carolina
March 16, 1995